Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CADIZ INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JULY, A.D. 2022, AT 1:23 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2295882 8100
SR# 20222965615

Authentication: 203894274
Date: 07-12-22

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CADIZ INC.

Cadiz Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The certificate of incorporation of the Corporation is hereby amended by deleting the text of Part D of Article FIFTH thereof in its entirety and inserting the following in lieu thereof:

"Intentionally Omitted."

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed and acknowledged this 12th day of July, 2022.

CADIZ INC.

By: ____________________
Name: Stanley Speer
Title: Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:23 PM 07/12/2022
FILED 01:23 PM 07/12/2022
SR 20222965615 - File Number 2295882